Exhibit 99.1

22nd Century Group (XXII) Reports Fourth Quarter 2023 Financial Results

MOCKSVILLE, N.C., March 28, 2024 — 22nd Century Group, Inc. (Nasdaq: XXII), a tobacco products company focused on nicotine harm reduction, today reported results for the fourth quarter ended December 31, 2023, and provided an update on recent business highlights.

Fourth quarter results and recent business activities included:

●	Net revenue from continuing operations in the fourth quarter of 2023 was $7.4 million,
●	Exited hemp/cannabis operations to fully focus on tobacco harm reduction and contract manufacturing activities,
●	Substantially reduced operating costs through efficiency initiatives and the hemp/cannabis business sale,
●	Began new initiatives to increase sales, improve gross margin and increase operating profit in 2024, and
●	Commenced developing new customer engagement strategies to drive additional sales growth in the FDA authorized VLN® products available in more than 5,100 stores across 26 states.

Said Larry Firestone, Chairman and CEO: “Our turnaround is progressing rapidly, after restructuring a significant portion of the business over the last 120 days as part of our mandate to produce stronger future financial results. Most importantly, cash use has declined rapidly, from a peak run rate of approximately $15 million a quarter last year to less than $4 million projected in the first quarter of 2024, with continued sequential improvement expected in each quarter throughout 2024 as we move further from prior period cash obligations.

We now have two primary areas of focus, both directly pertaining to our tobacco market assets. In the short-term, we will evaluate and profitably grow our contract manufacturing business to cover our operating expenses and mission critical initiatives around 22nd Century’s very low nicotine content cigarette technology. We will also invest in and grow the VLN® brand through sales, customer awareness and capitalizing on a positive regulatory and social environment. With success in these efforts, we believe that 22nd Century can break even by the first quarter 2025.”

“With VLN® being the only FDA authorized reduced nicotine content combustible cigarette in the industry, market awareness of the positive impact that a low nicotine cigarette has on adult smokers is the key to our success. VLN® is currently available in 5,100 stores across the country, and we will be adding distribution as we continue to drive brand awareness for this important new category in the fight to reduce the harms of smoking.”

Recent Business Highlights

●	Strengthened the availability of VLN® through a presence in 26 states, including the three largest markets: Texas, California, and Florida.
●	Increased VLN® retail locations to over 5,100 sites, compared to approximately 1,100 stores as of June 30, 2023, including a number of widely known regional and national convenience and drug store chains.
●	The Company is now refocusing VLN® sales and marketing efforts to drive awareness among smokers and their influencers of a new category of tobacco harm reduction, among other actions intended to drive sales of this unique, FDA MRTP authorized harm reduction product.
●	Reorganized the tobacco contract manufacturing business to drive improved margins and operating performance.
●	The Company is now seeking additional manufacturing opportunities to enhance volume and further cover its corporate operating overheads through the existing business lines.

Corporate Updates

●	On November 29, 2023, the Company appointed Larry Firestone as Chairman and CEO.
●	On December 22, 2023, closed the sale of the Company’s GVB hemp/cannabis assets.
●	On February 13, 2024, the Company announced a reduced board compensation program, targeting a cost savings of more than $1 million annually, beginning in 2024.

Fourth Quarter 2023 Financial Results

All figures reported below reflect continuing operations, excluding discontinued operations related to the sale of its hemp/cannabis franchise.

●	Net revenues for the fourth quarter of 2023 were $7.4 million, down from $10.0 million in the prior year period and $7.9 million in tobacco related product sales in the third quarter of 2023.
●	Gross profit for the fourth quarter of 2023 was $(7.8) million, as compared to $(0.1) million in the prior year period.
o	Gross profit included a one-time charge of $(7.9) million for certain inventory write down adjustments.

●	Total operating expenses for the fourth quarter of 2023 were $6.4 million, compared with $10.2 million in the fourth quarter of 2023.
o	The Company continues to focus on further reducing operating expenses, including its previously announced reduction in board compensation and other efforts underway intended to provide additional benefit opportunities in 2024.
●	Operating loss for the fourth quarter of 2023 was $14.2 million, compared with $10.2 million in the fourth quarter of 2022.
●	Net loss from continuing operations for the fourth quarter of 2023 increased to $22.1 million or $0.66 per share from $11.1 million or $0.77 per share in the fourth quarter 2022.
●	Adjusted EBITDA for the fourth quarter 2023 declined to a loss of $3.2 million or $0.10 per share, from a loss of $10.0 million or $0.69 per share in the fourth quarter 2022. Please refer to the tables included in this release for a reconciliation of Adjusted EBITDA (a non-GAAP measure) compared to net loss.

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Reverse Stock Split

The Company announced that it will effect a reverse stock split of its outstanding shares of common stock, par value $0.00001 per share (the “Common Stock”), at a ratio of 1-for-16. The reverse split will be effective at market open on Tuesday, April 2, 2024. The reverse stock split is intended for the Company to regain compliance with the minimum bid price requirement of $1.00 per share of common stock for continued listing on Nasdaq.

Balance Sheet and Liquidity

As of December 31, 2023, the Company held $2.1 million in cash and cash equivalents. The Company has subsequently secured an additional $2.3 million in gross proceeds through the previously announced warrant exchange program plus additional proceeds through the sale of excess inventory and raw materials. Long-term debt declined to $8.1 million at year end, and short-term debt was $5.8 million of which $3.0 million of assets have been pledged against current obligations.

Conference Call

22nd Century will host a live webcast today at 8:00 a.m. E.T. to discuss its fourth quarter 2023 financial results and business highlights.

The live webcast will be accessible in the Events section on 22nd Century’s Investor Relations website at https://ir.xxiicentury.com/events-and-presentations/default.aspx. An archived replay of the webcast will also be available shortly after the live event has concluded.

About 22nd Century Group, Inc.

22nd Century Group, Inc. (Nasdaq: XXII) is an agricultural biotechnology company focused on tobacco harm reduction, reduced nicotine tobacco and improving health and wellness through plant science. With dozens of patents allowing it to control nicotine biosynthesis in the tobacco plant, the Company has developed proprietary reduced nicotine content (RNC) tobacco plants and cigarettes, which have become the cornerstone of the FDA’s Comprehensive Plan to address the widespread death and disease caused by smoking. The Company received the first and only FDA Modified Risk Tobacco Product (MRTP) authorization for a combustible cigarette in December 2021. 22nd Century uses modern plant breeding technologies, including genetic engineering, gene-editing, and molecular breeding to deliver solutions for the life science and consumer products industries by creating new, proprietary plants with optimized alkaloid and flavonoid profiles as well as improved yields and valuable agronomic traits.

Learn more at xxiicentury.com, on Twitter, on LinkedIn, and on YouTube.

Learn more about VLN® at tryvln.com.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements, including but not limited to our full year business outlook. Forward-looking statements typically contain terms such as “anticipate,” “believe,” “consider,” “continue,” “could,” “estimate,” “expect,” “explore,” “foresee,” “goal,” “guidance,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “preliminary,” “probable,” “project,” “promising,” “seek,” “should,” “will,” “would,” and similar expressions. Forward-looking statements include, but are not limited to, statements regarding (i) our strategic alternatives and cost reduction initiatives, (ii) our expectations regarding regulatory enforcement, including our ability to receive an exemption from new regulations, (iii) our financial and operating performance and (iv) our expectations for our business interruption insurance claim. Actual results might differ materially from those explicit or implicit in forward-looking statements. Important factors that could cause actual results to differ materially are set forth in “Risk Factors” in the Company’s Annual Report on Form 10-K filed on March 28, 2024. All information provided in this release is as of the date hereof, and the Company assumes no obligation to and does not intend to update these forward-looking statements, except as required by law.

Investor Relations & Media Contact
Matt Kreps

Investor Relations

22nd Century Group

mkreps@xxiicentury.com

214-597-8200

22nd CENTURY GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(amounts in thousands, except per-share data)

	December 31,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$2,058	$2,205
Short-term investment securities	—	18,193
Accounts receivable, net	1,671	1,363
Inventories	4,346	7,270
Insurance recoveries	3,768	—
GVB promissory note	2,000	—
Prepaid expenses and other current assets	1,180	1,928
Current assets of discontinued operations held for sale	1,254	13,646
Total current assets	16,277	44,605
Property, plant and equipment, net	3,393	3,692
Operating lease right-of-use assets, net	1,894	943
Intangible assets, net	5,924	7,212
Other assets	15	3,417
Noncurrent assets of discontinued operations held for sale	—	54,782
Total assets	$27,503	$114,651

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Notes and loans payable - current	$543	$689
Current portion of long-term debt	5,848	—
Operating lease obligations	231	252
Accounts payable	4,445	2,051
Accrued expenses	1,322	766
Accrued litigation	3,768	—
Accrued payroll	883	2,662
Accrued excise taxes and fees	2,234	1,423
Deferred income	726	688
Other current liabilities	1,849	349
Current liabilities of discontinued operations held for sale	3,185	4,138
Total current liabilities	25,034	13,018
Long-term liabilities:
Operating lease obligations	1,698	711
Long-term debt	8,058	—
Other long-term liabilities	1,123	344
Noncurrent liabilities of discontinued operations held for sale	—	4,603
Total liabilities	35,914	18,676
Shareholders' equity (deficit)
Preferred stock, $.00001 par value, 10,000,000 shares authorized
Common stock, $.00001 par value, 66,666,667 shares authorized
Capital stock issued and outstanding:
43,525,862 common shares (14,349,275 at December 31, 2022)
Common stock, par value	—	—
Capital in excess of par value	370,297	333,900
Accumulated other comprehensive loss	—	(111)
Accumulated deficit	(378,707)	(237,814)
Total shareholders' equity (deficit)	(8,410)	95,975
Total liabilities and shareholders’ equity (deficit)	$27,503	$114,651

22nd CENTURY GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(amounts in thousands, except per-share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenues, net	$7,357	$9,951	$32,204	$40,501
Cost of goods sold	15,186	9,995	40,900	38,654
Gross (loss) profit	(7,829)	(44)	(8,696)	1,847
Operating expenses:
Sales, general and administrative	4,005	9,331	31,064	32,231
Research and development	493	1,169	2,644	3,578
Other operating expense (income), net	1,905	(328)	2,527	(327)
Total operating expenses	6,403	10,172	36,235	35,482
Operating loss from continuing operations	(14,232)	(10,216)	(44,931)	(33,635)
Other income (expense):
Realized loss on Panacea investment	—	(748)	—	(2,789)
Other income (expense), net	(170)	(223)	334	(366)
Loss on transfer of promissory note	(895)	—	(895)	—
Interest income, net	18	102	219	313
Interest expense	(6,788)	(29)	(9,366)	(55)
Total other expense	(7,835)	(898)	(9,708)	(2,897)
Loss from continuing operations before income taxes	(22,067)	(11,114)	(54,639)	(36,532)
Provision (benefit) for income taxes	1	—	47	21
Net loss from continuing operations	$(22,068)	$(11,114)	$(54,686)	$(36,553)

Discontinued operations:
Loss from discontinued operations before income taxes	$(6,809)	$(13,020)	$(85,634)	(23,703)
Provision (benefit) for income taxes	455	2,148	455	(455)
Net loss from discontinued operations	$(7,264)	$(15,168)	$(86,089)	$(23,248)

Net loss	$(29,332)	$(26,282)	$(140,775)	$(59,801)
Deemed dividends	(9,061)	—	(9,992)	—
Net loss available to common shareholders	$(38,393)	$(26,282)	$(150,767)	$(59,801)

Basic and diluted loss per common share from continuing operations	$(0.66)	$(0.77)	$(2.64)	$(2.84)
Basic and diluted loss per common share from discontinued operations	$(0.22)	$(1.06)	$(4.16)	$(1.81)
Basic and diluted loss per common share from deemed dividends	$(0.27)	$—	$(0.48)	$—
Basic and diluted loss per common share	$(1.15)	$(1.83)	$(7.28)	$(4.65)
Weighted average common shares outstanding - basic and diluted	33,470	$14,353	20,711	12,856

Reconciliations of Non-GAAP Measures

Below is a table containing information relating to the Company’s Net loss, EBITDA and Adjusted EBITDA for the quarter and year ended December 31, 2023 and 2022, including a reconciliation of these Non-GAAP measures for such periods.

	Quarter Ended
	December 31,
	Dollar Amounts in Thousands ($000's)
	(UNAUDITED)
			$ Change
	2023	2022	fav / (unfav)
Net loss from continuing operations	$(22,068)	$(11,114)	$(10,954)
Interest (income)/expense, net	6,769	(73)	6,842
Provision (benefit) for income taxes	1	—	1
Amortization and depreciation	370	384	(14)
EBITDA	$(14,928)	$(10,803)	$(4,125)
Adjustments:
Restructuring and impairment	1,871	35	1,836
Inventory write-down	7,927	—	7,927
Acquisition and transaction costs	—	—	—
Loss on change of warrant liability	175	—	175
Loss on transfer of promissory note	895	—	—
Equity-based employee compensation expense	860	868	(8)
Adjusted EBITDA	$(3,200)	$(9,900)	$6,700

Adjusted EBITDA loss per common share	(0.10)	(0.69)	0.59
Weighted average common shares outstanding - basic and diluted	33,470	14,353

1Fav = Favorable variance, which increases EBITDA and Adjusted EBITDA; Unfav = unfavorable variance, which reduces EBITDA and Adjusted EBITDA

	Year Ended
	December 31,
	Dollar Amounts in Thousands ($000's)
	(UNAUDITED)
			$ Change
	2023	2022	fav / (unfav)
Net loss from continuing operations	$(54,686)	$(36,553)	$(18,133)
Interest (income)/expense, net	9,147	(258)	9,405
Provision (benefit) for income taxes	47	21	26
Amortization and depreciation	1,508	1,292	216
EBITDA	$(43,984)	$(35,498)	$(8,486)
Adjustments:
Restructuring and impairment	2,415	35	2,380
Inventory write-down	7,927	—	7,927
Acquisition and transaction costs	223	—	223
Gain on change of warrant liability	(364)	—	(364)
Loss on transfer of promissory note	895	—	895
Equity-based employee compensation expense	2,231	5,434	(3,203)
Adjusted EBITDA	$(30,657)	$(30,029)	$(628)

Adjusted EBITDA loss per common share	(1.48)	(2.34)	0.86
Weighted average common shares outstanding - basic and diluted	20,711	12,856

1Fav = Favorable variance, which increases EBITDA and Adjusted EBITDA; Unfav = unfavorable variance, which reduces EBITDA and Adjusted EBITDA

Notes regarding Non-GAAP Financial Information

In addition to the Company’s reported results in accordance with generally accepted accounting principles in the United States of America (“GAAP”), the Company provides EBITDA and Adjusted EBITDA.

In order to calculate EBITDA, the Company adjusts net (loss) income by adding back interest expense (income), provision (benefit) for income taxes, and depreciation and amortization expense. Adjusted EBITDA consists of EBITDA adjusted by the Company for certain non-cash and/or non-operating expenses, including adding back equity-based employee compensation expense, restructuring and restructuring-related charges such as impairment, acquisition and transaction costs, and other unusual or infrequently occurring items, if applicable, such as inventory reserves and adjustments, gains or losses on disposal of property, plant and equipment, and gains or losses on investments.

The Company believes that the presentation of EBITDA and Adjusted EBITDA are important financial measures that supplement discussion and analysis of its financial condition and results of operations and enhances an understanding of its operating performance. While management considers EBITDA and Adjusted EBITDA to be important, these financial performance measures should be considered in addition to, but not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating (loss) income, net (loss) income and cash flows from operations. Adjusted EBITDA is susceptible to varying calculations and the Company’s measurement of Adjusted EBITDA may not be comparable to those of other companies.